EXHIBIT (a)(4)
ORBITAL SCIENCES CORPORATION
OFFER TO AMEND THE PORTION OF CERTAIN OUTSTANDING OPTIONS THAT
WERE UNVESTED AS OF DECEMBER 31, 2004
WITHDRAWAL FORM

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON TUESDAY, FEBRUARY 6, 2007, UNLESS THE OFFER IS EXTENDED.
You received (1) the Offer to Amend dated January 5, 2007 (the “Offer to Amend”) and (2) your Letter of Transmittal. You signed and returned your Letter of Transmittal, in which you elected to accept Orbital’s offer to amend your Eligible Options. You should submit this Withdrawal Form only if you now wish to change that election and withdraw your acceptance of Orbital’s Offer to amend your Eligible Options. Capitalized terms not defined herein shall have the meaning assigned to such terms in the Offer to Amend.
To withdraw your acceptance of the Offer with respect to your Eligible Options, you must sign, date and submit this Withdrawal Form by 5:00 p.m., Eastern Time, on the Expiration Date via facsimile at (703) 406-5572, e-mail at hoang.vanessa@orbital.com, interoffice mail, hand delivery, overnight courier or U.S. mail to Orbital Sciences Corporation, 21839 Atlantic Boulevard, Dulles, Virginia 20166, Attn.: Vanessa Hoang.
You should note that if you withdraw your acceptance of the Offer, your Eligible Options will not be amended. You may be subject to adverse tax consequences under Section 409A, and you will be solely responsible for such consequences. Your withdrawn Eligible Options will continue to be governed by the Orbital Sciences Corporation 1997 Stock Option and Incentive Plan and by the existing stock option award agreement between you and Orbital evidencing that option.
You may change this withdrawal, and again elect to accept the Offer to amend your Eligible Options by submitting a new Letter of Transmittal by 5:00 p.m., Eastern Time, on the Expiration Date via facsimile at (703) 406-5572, e-mail at hoang.vanessa@orbital.com, interoffice mail, hand delivery, overnight courier or U.S. mail to Orbital Sciences Corporation, 21839 Atlantic Boulevard, Dulles, Virginia 20166, Attn.: Vanessa Hoang.
If applicable, please check the box below:
☐	I wish to withdraw my election to accept the Offer with respect to my Eligible Options and instead decline the Offer.
Please read the instructions on pages 2 and 3 of this Withdrawal Form and then complete, sign and date this Withdrawal Form and return the entire Withdrawal Form (including the instructions), no later than 5:00 p.m., Eastern Time, on the Expiration Date via facsimile at (703) 406-5572, e-mail at hoang.vanessa@orbital.com, interoffice mail, hand delivery, overnight courier or U.S. mail to Orbital Sciences Corporation, 21839 Atlantic Boulevard, Dulles, Virginia 20166, Attn.: Vanessa Hoang.

Signature:

Name
(Please print):	Date:

ORBITAL SCIENCES CORPORATION
INSTRUCTIONS TO THE WITHDRAWAL FORM
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
1. Delivery of Withdrawal Form. A properly completed and executed original of this Withdrawal Form, must be received by Orbital by 5:00 p.m., Eastern Time, on the Expiration Date via facsimile at (703) 406-5572, e-mail at hoang.vanessa@orbital.com, interoffice mail, hand delivery, overnight courier or U.S. mail to Orbital Sciences Corporation, 21839 Atlantic Boulevard, Dulles, Virginia 20166, Attn.: Vanessa Hoang.
The delivery of all required documents, including the Withdrawal Form and any new Letter of Transmittal is at your risk. Delivery will be deemed made only when actually received by Orbital. It is your responsibility to ensure that your Withdrawal Form has been received by the Expiration Date.
Although by submitting a Withdrawal Form you have withdrawn your acceptance of the Offer with respect to your Eligible Options, you may change your mind and re-elect to accept the Offer with respect to your Eligible Options until the expiration of the Offer. You should note that you may not rescind any withdrawal, and any acceptance of the Offer you withdraw will not thereafter be deemed to be subject to the Offer unless you properly re-submit your acceptance of the Offer with respect to your Eligible Options by properly completing and submitting a new Letter of Transmittal before the Expiration Date. If Orbital extends the Offer beyond the Expiration Date, you may re-submit your acceptance to amend your Eligible Options at any time until the extended expiration of the Offer. You will not be deemed to have made a proper acceptance of the Offer with respect to your Eligible Options unless you deliver, prior to the Expiration Date, a new Letter of Transmittal following the procedures described in the instructions to the Letter of Transmittal. This new Letter of Transmittal must be signed and dated after the date of your original Letter of Transmittal and any Withdrawal Form you have submitted. Upon the receipt of such a new, properly filled out, signed and dated Letter of Transmittal, any previously submitted Letter of Transmittal or Withdrawal Form received by us prior to the Expiration Date will be disregarded and will be considered replaced in full by the new Letter of Transmittal. You will be bound by the last properly submitted Letter of Transmittal or Withdrawal Form received by us prior to the Expiration Date.
2. Signatures on this Withdrawal Form. Except as otherwise provided in the next sentence, this Withdrawal Form must be signed by the optionee. If this Withdrawal Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Orbital of the authority of such person so to act must be submitted with this Withdrawal Form.
3. Other Information on this Withdrawal Form. In addition to signing this Withdrawal Form, you must print your name (exactly as it appears on the Letter of Transmittal you previously submitted) and indicate the date on which you signed.
4. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer document, the Letter of Transmittal or this Withdrawal Form should be directed to Vanessa Hoang by telephone at (703) 406-5505 or by e-mail at hoang.vanessa@orbital.com. Copies will be furnished promptly at Orbital’s expense.

5. Irregularities. Orbital will determine, in its reasonable discretion, all questions as to the form of documents and the validity, form, eligibility (including time of receipt) and acceptance of any Withdrawal Forms. Orbital’s determination of such matters will be final and binding on all parties. Orbital reserves the right to reject any Withdrawal Forms that it determines are not in appropriate form or that it determines are unlawful to accept. Orbital also reserves the right to waive any of the conditions of the Offer or any defect or irregularity in any Withdrawal Form and Orbital’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No withdrawal of an Eligible Option will be deemed to have been properly made until all defects or irregularities have been cured by the withdrawing option holder or waived by Orbital. Neither Orbital nor any other person is obligated to give notice of any defects or irregularities in the Withdrawal Form and no person will incur any liability for failure to give any such notice.
6. Additional Documents to Read. You should be sure to read the Offer to Amend and all documents referenced therein, before making any decision regarding participation in, or withdrawal from, the Offer.
7. Important Tax Information. You should refer to Sections 2—“Purpose of the Offer” and 15—“Material U.S. Federal Income Tax Consequences” of the Offer and the “Certain Risks of Participating in the Offer” section of the Offer which contain important U.S. federal income tax information. We also recommend that you consult with your own tax advisors before deciding whether or not to participate in this Offer.
IMPORTANT: THE WITHDRAWAL FORM TOGETHER WITH ALL OTHER
REQUIRED DOCUMENTS MUST BE RECEIVED BY ORBITAL BY 5:00 P.M. ON THE
EXPIRATION DATE VIA FACSIMILE AT (703) 406-5572, E-MAIL AT
HOANG.VANESSA@ORBITAL.COM, INTEROFFICE MAIL, HAND DELIVERY,
OVERNIGHT COURIER OR U.S. MAIL TO ORBITAL SCIENCES CORPORATION,
21839 ATLANTIC BOULEVARD, DULLES, VIRGINIA 20166, ATTN.: VANESSA HOANG.

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